UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Processa Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Processa Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders of Processa Pharmaceuticals, Inc. (“Processa,” the “Company,” “we,” “our” or “us”), which will be held on Monday, November 30, 2026 at 10:00 a.m. Eastern Time (the “Special Meeting”), unless postponed or adjourned to a later date. To facilitate stockholder participation in the Special Meeting, the Special Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/PCSA2026SM. You will not be able to attend the meeting in person. The record date for the Special Meeting is October 21, 2026. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.
On July 28, 2026, we completed the merger with Vidya Therapeutics, Inc., a Delaware corporation (“Vidya”), in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Venus Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Venus Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Vidya, pursuant to which Merger Sub I merged with and into Vidya, with Vidya surviving and becoming a wholly owned subsidiary of the Company (the “First Merger”), and, immediately following the First Merger, Vidya merged with and into Merger Sub II, with Merger Sub II surviving and remaining a wholly owned subsidiary of the Company (together with the First Merger, the “Merger”).
Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), (i) the Company issued to the stockholders of Vidya an aggregate of 142,254.972 shares (the “Merger Preferred Shares”) of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) (as described below), each share of which is convertible into 1,000 shares of the Company’s common stock, par value $0.0001 per share (“common stock”) (representing 142,254,972 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Conversion Proposal (as defined below) and the beneficial ownership limitations set by each holder, and (ii) all outstanding options to purchase Vidya common stock (the “Vidya Options”) were assumed by the Company and converted into options to purchase an aggregate of 1,047,524 shares of common stock.
In connection with the Merger, on July 28, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”), pursuant to which, on July 30, 2026 (the “PIPE Closing”), the Company issued and sold an aggregate of 163,774.679 shares of Series A Preferred Stock (the “PIPE Preferred Shares”) (representing 163,774,679 shares of common stock on an as-converted-to-common basis without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Conversion Proposal and the beneficial ownership limitations set by each holder, at a price of $1,221.19 per share of Series A Preferred Stock for aggregate gross proceeds of approximately $200 million (such transaction, the “2026 Private Placement” and, together with the Merger and the other transactions and actions contemplated by the Merger Agreement, the “Merger Transactions”).
On July 27, 2026, the Company entered into an engagement letter (the “Tungsten Engagement Letter”) with Tungsten Partners LLC d/b/a Tungsten Advisors (“Tungsten”) and Finalis Securities, LLC (“Finalis”), pursuant to which Tungsten and Finalis provided financial advisory services to the Company in connection with the Merger. The Tungsten Engagement Letter provided for an advisory fee, a transaction success fee upon the closing of the Merger and the reimbursement of certain expenses, which were satisfied by the issuance of an aggregate of 544.551 shares of Series A Preferred Stock to service providers of Tungsten and to Finalis.
We expect that the issuance of our common stock upon conversion of the Series A Preferred Stock will result in a “Change of Control” for purposes of Nasdaq Listing Rule 5110(a). Accordingly, we expect to be required to satisfy the applicable Nasdaq initial listing criteria and complete Nasdaq’s initial listing process before holding a separate stockholder meeting to seek approval of the conversion of the Series A Preferred Stock (the “Conversion Special Meeting”).
Subject to the receipt of stockholder approval of Reverse Stock Split Proposal described below and other proposals we expect to put forth at the Conversion Special Meeting (the “Required Company Stockholder Matters”), each outstanding share of Series A Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations established by each holder. As a result of the transactions, immediately following the PIPE Closing, equityholders of the Company immediately prior to the Merger owned approximately 1.4% of the common stock of the Company, equityholders of Vidya immediately prior to the Merger owned approximately 46% of the common stock of the Company and the Investors in the 2026 Private Placement owned approximately 52.6% of the common stock of the Company, in each case, calculated on a fully-diluted, as-converted-to-common basis (and without giving effect to any beneficial ownership limitations) and based on the implied equity values of the Company and Vidya.
Pursuant to the Merger Agreement, we are required to use our reasonable best efforts to file an initial listing application with Nasdaq (the “Nasdaq Listing Application”) to the extent required by the Nasdaq Listing Rules and to cause such Nasdaq Listing Application to be conditionally approved prior to the date of the Special Meeting.
Accordingly, in order to help the Company meet the Nasdaq initial listing criteria, at this Special Meeting, we will ask our stockholders:
1.
To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share, at a ratio of not less than 1-for-3 and not more than 1-for-9, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding reduction in the Company’s authorized shares, and to be effective upon a date determined by the Board of Directors no later than one year from the date of the Special Meeting (the “Reverse Stock Split Proposal” or “Proposal No. 1”); and

2.	To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal No. 2”).
In connection with the execution of the Merger Agreement, the Company and Vidya entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s officers and directors (solely in their capacity as stockholders), representing approximately 3.6% of shares of common stock outstanding on the record date. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock owned by such stockholder in favor of the Reverse Stock Split Proposal at the Special Meeting, subject to and in accordance with the terms of the Support Agreements.
After careful consideration, the Board has unanimously determined to recommend that our stockholders vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.
Shares of our common stock are currently listed on The Nasdaq Capital Market under the symbol “PCSA.” If the Reverse Stock Split Proposal presented at this Special Meeting and the remaining Required Company Stockholder Matters to be presented at the Conversion Special Meeting are approved, and our and our Nasdaq Listing Application is approved, it is expected that we will change our name to “Vidya Therapeutics, Inc.” and our common stock will trade on The Nasdaq Capital Market under the symbol “VDYA.”
More information about the Merger and the Required Company Stockholder Matters is contained in the accompanying proxy statement (the “Proxy Statement”). We urge you to read the Proxy Statement carefully and in its entirety.
Your vote is important. Whether or not you expect to attend the Special Meeting, please submit voting instructions for your shares promptly by using the directions on your proxy card, to vote by one of the following methods: (1) over the Internet before the Special Meeting at www.proxyvote.com and during the Special Meeting at www.virtualshareholdermeeting.com/PCSA2026SM, (2) by telephone by calling the toll-free number at 1-800-690-6903, or (3) by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Special Meeting, you must obtain a proxy issued in your name from that record holder.
We thank you for your consideration and continued support.

Yours sincerely,
/s/ George Ng
George Ng
Chief Executive Officer
Vero Beach, Florida

This Proxy Statement is dated October 22, 2026 and is first being mailed to stockholders on or about October 22, 2026.

PROCESSA PHARMACEUTICALS, INC.
601 21st Street, Suite 300
Vero Beach, Florida 32960
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 30, 2026
Dear Stockholder:
The Special Meeting of stockholders of Processa Pharmaceuticals, Inc. (the “Company”) will be held on Monday, November 30, 2026 at 10:00 a.m. Eastern Time (the “Special Meeting”). To facilitate stockholder participation in the Special Meeting, the Special Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/PCSA2026SM. You will not be able to attend the meeting in person.
The meeting will be held for the following purposes:
1.
To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share, at a ratio of not less than 1-for-3 and not more than 1-for-9, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding reduction in the Company’s authorized shares, and to be effective upon a date determined by the Board of Directors no later than one year from the date of the Special Meeting (the “Reverse Stock Split Proposal” or “Proposal No. 1”); and

2.	To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal No. 2”).
These items of business are more fully described in the Proxy Statement accompanying this Notice. The Special Meeting will be held virtually through a live webcast. You will be able to attend the Special Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/PCSA2026SM and entering the Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 9:45 a.m. Eastern Time, on Monday, November 30, 2026. The record date for the Special Meeting is October 21, 2026. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
/s/ George Ng
George Ng
Chief Executive Officer
Vero Beach, Florida
October 22, 2026
On or about October 22, 2026, we expect to mail to our stockholders the Proxy Statement and proxy card.
Whether or not you expect to attend the virtual Special Meeting, please submit voting instructions for your shares promptly using the directions on your proxy card, to vote by one of the following methods: (1) over the Internet before the Special Meeting at www.proxyvote.com and during the Special Meeting at www.virtualshareholdermeeting.com/PCSA2026SM, (2) by telephone by calling the toll-free number 1-800-690-6903, or (3) by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

i

PROCESSA PHARMACEUTICALS, INC.
601 21st Street, Suite 300
Vero Beach, Florida 32960

PROXY STATEMENT

For the Special Meeting of Stockholders

To Be Held on November 30, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive these proxy materials?
We have sent you the Proxy Statement and proxy card (the “Proxy Materials”) because the Board of Directors (the “Board” or “Board of Directors”) of Processa Pharmaceuticals, Inc. (the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders, including at any adjournments or postponements of the meeting. The Proxy Statement summarizes the information you will need to know to cast an informed vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals as described in the Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail the Proxy Materials on or about October 22, 2026 to all stockholders of record entitled to vote at the Special Meeting.
How do I attend the Special Meeting?
To facilitate stockholder participation in the Special Meeting, this year the Special Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/PCSA2026SM. You will not be able to attend the Special Meeting in person. If you attend the Special Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/PCSA2026SM.
You are entitled to attend the Special Meeting if you were a stockholder as of the close of business on October 21, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/PCSA2026SM and enter the Control Number found next to the label “Control Number” on your proxy card, or voting instruction form. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Whether or not you participate in the Special Meeting, it is important that you vote your shares.
We encourage you to access the Special Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on November 30, 2026.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on October 21, 2026 which is the record date for the Special Meeting, will be available for inspection at our corporate office for the 10 days ending on the day before the Special Meeting. If you want to inspect the stockholder list, call our office at 772-453-2899 to speak with our Investor Relations department to schedule an appointment.
For the Special Meeting, how do we ask questions of management and the board?
As part of the Special Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to the meeting matters that are submitted by stockholders before or during the meeting in accordance with the Special Meeting's Rules of Conduct, which will be posted on the Special Meeting website. Stockholders may submit questions prior to the day of the meeting at www.proxyvote.com after logging in with their unique control number found on the proxy card (printed in the box and marked by the arrow), next to the label for postal mail recipients or within the body of the email sending the proxy statement. Stockholders may submit questions the day of or during the Special Meeting through www.virtualshareholdermeeting.com/PCSA2026SM. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on October 21, 2026 will be entitled to vote at the Special Meeting. On this record date, there were 2,798,241 shares of common stock outstanding and entitled to vote. On the record date, there were 306,574.202 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) issued and outstanding; however, the shares of Series A Preferred Stock are not entitled to vote on the matters being considered at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If on October 21, 2026, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on October 21, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•
Proposal No. 1 – To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share, at a ratio of not less than 1-for-3 and not more than 1-for-9, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding reduction in the Company’s authorized shares, and to be effective upon a date determined by the Board of Directors no later than one year from the date of the Special Meeting; and

•	Proposal No. 2 – To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the Reverse Stock Split Proposal.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Are stockholders being asked to vote on the Merger Agreement or the Merger described herein?
No. The Merger was completed on July 28, 2026 and we are not required to seek, nor are we seeking, stockholder approval of the Merger or the Merger Agreement. Rather, for purposes of complying with the Nasdaq Listing Rules, we are seeking stockholder approval for the issuance of shares of common stock of the Company upon conversion of the outstanding shares of Series A Preferred Stock and exercise of the Vidya Options that we issued, or assumed (as applicable), in the Merger. The Company and Vidya discussed various potential transaction structures and, due to the desire of both parties to consummate the Merger at the earliest possible time, the Board approved a transaction structure that did not require the approval of the stockholders of the Company for the consummation of the Merger.

How do I vote?
You may vote “For” or “Against” or abstain from voting on each of the two proposals presented at the Special Meeting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote virtually at the Special Meeting or vote by proxy in one of three ways: online, by telephone or using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote virtually even if you have already voted by proxy.
To vote during the Special Meeting, if you are a stockholder of record as of the record date, follow the instructions provided via e-mail after registering at www.virtualshareholdermeeting.com/PCSA2026SM. You will need to enter the Control Number found on the enclosed proxy card.
To vote prior to the Special Meeting you may vote via the Internet; by telephone; or by completing and returning the enclosed proxy card or voting instruction form, as described below.
•
To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions to complete an electronic proxy card or scan the QR code on the enclosed proxy card with your smartphone. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on November 29, 2026 to be counted.

•
To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on November 29, 2026 to be counted.

•
To vote by mail, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by November 29, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Proxy Materials from that organization rather than from us. Please follow the voting instruction form to ensure that your vote is counted. To vote live online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of October 21, 2026.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone or through the internet at the Special Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Based on guidance from NYSE, we believe that the Reverse Stock Split Proposal is a “routine” matter, and therefore, brokers may exercise discretionary authority to vote uninstructed shares on the proposal. Accordingly, we do not expect any broker non-votes at this Special Meeting.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these Proxy Materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies. In addition, we have retained MacKenzie Partners, Inc. as a proxy solicitor to solicit proxies for the Special Meeting and provide related advice and information support, for a service fee of $20,000 and the reimbursement of customary disbursements.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in the Proxy Materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 601 21st Street, Suite 300, Vero Beach, Florida 32960.
•	You may attend the Special Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For,” “Against,” abstentions and broker non-votes for each of the two proposals presented at the Special Meeting.

For each of the proposals presented at the Special Meeting, only “For” and “Against” votes will be counted. Abstentions and broker non-votes will have no effect and will not be counted as votes cast for purposes of determining whether any such proposal has been approved.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” We do not expect any broker non-votes in this Special Meeting.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Reverse Stock Split Proposal - to approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued common stock, at the discretion of the Board	“For” votes from a majority of the votes cast for such proposal.	No effect	None

2	Adjournment Proposal - to approve adjournment of the Special Meeting to a later date or dates, if necessary, to continue to solicit votes for the Reverse Stock Split Proposal	“For” votes from a majority of the votes cast for such proposal.	No effect	None

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least one-third of the voting power of all outstanding shares of capital stock entitled to vote at the Special Meeting are present at the Special Meeting virtually or represented by proxy. On the record date, there were 2,798,241 shares outstanding and entitled to vote. Thus, the holders of 932,747 shares must be present virtually or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chair of the Special Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting.
What proxy materials are available on the internet?
The Proxy Statement and the proxy card will be available at www.proxyvote.com.

CAUTIONARY INFORMATION REGARDING FORWARD LOOKING STATEMENTS
All statements other than statements of historical fact included in this Proxy Statement including, without limitation, statements regarding our business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words and phrases such as “aim,” “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “designed to,” “estimate,” “evaluate,” “expect,” “explore,” “intend,” “intended to,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “to be,” “will,” and “would,” or the negative of such terms or other similar expressions, as they relate to us or our management, identify forward-looking statements. Any statements in this Proxy Statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
These forward-looking statements include statements regarding: our expectations for the Board, management team, Company name and ticker if the Required Company Stockholder Matters and Nasdaq Listing Application are approved; our ability to comply with Nasdaq’s continued listing standards or to meet Nasdaq’s initial listing standards; the Company’s ability to realize the anticipated benefits of the Merger Transactions; the potential benefits of VT-7208; the expected use of proceeds from the 2026 Private Placement; and clinical milestones for VT-7208, including the expected timing for data readouts from ongoing clinical studies.
These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this Proxy Statement, even if new information becomes available in the future. You should refer to the Risk Factors section of this Proxy Statement and of our Annual Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

PROPOSAL NO. 1 - THE REVERSE STOCK SPLIT PROPOSAL
General
At the Special Meeting, you will be asked to approve an amendment to the Company’s fourth amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split of the issued and outstanding shares of our common stock at a ratio in the range of one new share for every three shares and one new share for every nine shares outstanding (or any whole number in between), to be determined by the Board (the “Split Ratio”). The final Split Ratio and the effectiveness of such amendment will be determined by the Board, assuming this proposal is approved by our stockholders. On September 30, 2026, the Board adopted resolutions approving the proposed certificate of amendment to the Certificate of Incorporation (the “Amendment”) in the form attached as Annex A to this proxy statement. If this Amendment is filed with the Secretary of State of the State of Delaware, upon the effectiveness of such Amendment (the “Reverse Stock Split Effective Time”), the issued and outstanding shares of our common stock immediately prior to the Reverse Stock Split Effective Time will automatically, without further action on the part of the Company or our stockholders, be combined into a smaller number of shares in accordance with the final Split Ratio.
The Board may determine to effect the reverse stock split, if it is approved by our stockholders, at such time as it determines is necessary or advisable to facilitate compliance with applicable Nasdaq listing standards or otherwise in the best interests of the Company and our stockholders, but in no event later than one year from the date of this Special Meeting, and at such Split Ratio as is determined by the Board, subject to the considerations described below.
By approving this Proposal No. 1, you will approve an amendment to the Certificate of Incorporation pursuant to which any whole number of issued and outstanding shares of our common stock, between and including three and nine, would be combined into one share of our common stock and will authorize the Board to file such Amendment at the Split Ratio determined by the Board. The Company is currently authorized to issue 1,000,000,000 shares of common stock. As of the record date, 2,798,241 shares of our common stock were issued and outstanding and no shares were held in treasury.
All holders of our common stock will be affected proportionately by the reverse stock split. No fractional shares of our common stock will be issued as a result of the reverse stock split. Instead, our stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive the number of shares rounded up to the nearest whole share as set forth below under the caption “No Fractional Shares.” Each of our stockholders will hold substantially the same percentage of the outstanding common stock of the Company immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for immaterial adjustments that may result from the treatment of fractional shares.
Should we receive the required stockholder approval for this Proposal No. 1, and following such stockholder approval, if our Board determines that effecting the reverse stock split is necessary or advisable and in the best interests of the Company and our stockholders, the reverse stock split will become effective as specified in the Amendment filed with the Secretary of State of the State of Delaware. The Amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this Proposal No. 1 to be combined into one share of our common stock. Accordingly, upon the effectiveness of the Amendment, at the Reverse Stock Split Effective Time, every three to nine shares (or any whole number in between) of our common stock outstanding immediately prior to the Reverse Stock Split Effective Time will be combined and reclassified into one share of our common stock.
The proposed form of certificate of amendment to the Certificate of Incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of Processa common stock or preferred stock, or the par value of Processa common stock or preferred stock.
A copy of the proposed form of Amendment to effect the reverse stock split is attached as Annex A to this proxy statement.
Notwithstanding approval of this Proposal No. 1 by our stockholders, our Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split, as permitted under Section 242(c) of the Delaware General Corporation Law.

The following table contains approximate information relating to our common stock immediately following the proposed reverse stock split under certain possible Split Ratios, based on share information as of the record date and without giving effect to any adjustments related to fractional shares:

	Prior to Reverse Stock Split	1-for-3	1-for-5	1-for-7	1-for-9
Authorized shares of common stock	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Outstanding shares of common stock	2,798,241	932,747	559,649	399,749	310,916
Shares of common stock issuable upon exercise of outstanding options and warrants(1)	2,593,962	864,654	518,793	370,566	288,218
Shares issuable upon conversion of Series A Preferred Stock	306,574,202	102,191,401	51,314,841	43,796,315	34,063,081
Shares of common stock reserved for issuance under our existing equity incentive plans	—	—	—	—	—

(1)	Includes Vidya Options assumed by the Company and converted into options to purchase an aggregate of 1,047,524 shares of common stock, subject to stockholder approval.
Stockholder approval of a range of possible Split Ratios, rather than a single fixed ratio, is intended to provide the Board flexibility to select a final Split Ratio that they mutually determine is appropriate based on the trading price of our common stock and the applicable Nasdaq initial listing criteria at the time the reverse stock split is implemented.
Reasons for the Reverse Stock Split
The Board approved the proposal approving the amendment to the Certificate of Incorporation effecting the reverse stock split for the following reasons:
•
the Board believes effecting the reverse stock split may increase the trading price of our common stock and assist in satisfying the minimum price per share criterion applicable to initial listing on Nasdaq in connection with the conversion of the Series A Preferred Stock and the Company’s Nasdaq initial listing application;

•	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees; and
•	the Board believes a higher stock price may help improve the perception of our common stock as an investment security
If the reverse stock split successfully increases the per share price of our common stock, the Board also believes this increase may increase trading volume in our common stock and facilitate future financings by the Company.
Requirements for Listing on Nasdaq
Our common stock is currently listed on the Nasdaq Capital Market under the symbol “PCSA.” Pursuant to the Merger Agreement, we are required to use reasonable best efforts to maintain our existing Nasdaq listing, prepare and submit to Nasdaq a notification form for the listing of the shares issued or issuable in connection with the Merger and, to the extent required by Nasdaq rules and regulations, file an initial listing application for our common stock on Nasdaq and cause such application to be conditionally approved prior to the stockholder meeting at which the stockholder matters contemplated by the Merger Agreement are considered.
In connection with the Merger, the concurrent PIPE Closing and in consideration for the financial advisory services provided by Tungsten and Finalis, the Company issued an aggregate of 306,574.202 shares of Series A Preferred Stock. The Series A Preferred Stock is not convertible into our common stock unless our stockholders approve the issuance of the shares of common stock upon conversion in accordance with the applicable Nasdaq listing rules. Assuming conversion of the Series A Preferred Stock and without giving effect to applicable beneficial ownership limitations, our pre-transaction stockholders would hold approximately 1.4% of the outstanding common stock, former Vidya equityholders would hold approximately 46% and the investors in the concurrent financing would hold approximately 52.6%, in each case on a fully diluted basis.
We expect that the issuance of our common stock upon conversion of the Series A Preferred Stock will result in a “Change of Control” for purposes of Nasdaq Listing Rule 5110(a). Accordingly, we expect to be required to satisfy the applicable Nasdaq initial listing criteria and complete Nasdaq’s initial listing process before holding a separate stockholder meeting to seek approval of the conversion of the Series A Preferred Stock (the “Conversion Special Meeting”).
We are seeking stockholder approval of the Reverse Stock Split Proposal at this Special Meeting in order to increase the trading price of our common stock and facilitate our ability to satisfy the applicable Nasdaq initial listing criteria, including the requirement that the common stock of the Company has a minimum market price of $4.00 per share. We are not seeking stockholder approval of the conversion of the Series A Preferred Stock at this Special Meeting.
If the Reverse Stock Split Proposal is approved, we expect to effect the reverse stock split at a ratio determined by the Board if and when they determine that doing so is necessary or advisable to facilitate our satisfaction of the applicable Nasdaq initial listing criteria. Following the reverse stock split and the satisfaction of the other applicable Nasdaq initial listing criteria, we expect to obtain conditional approval of our initial listing application and then call the Conversion Special Meeting to seek approval of the conversion of the Series A Preferred Stock at a separate special meeting of the Company.
Approval of the Reverse Stock Split Proposal at this Special Meeting will not constitute approval of the conversion of the Series A Preferred Stock. If the conversion of the Series A Preferred Stock is approved at a later Conversion Special Meeting, at 5:00 p.m., Eastern time, on the third business day following stockholder approval of such conversion, each outstanding share of Series A Preferred Stock will automatically convert into a number of shares of our common stock based on the then-applicable Conversion Ratio, subject to the beneficial ownership limitations set forth in the Certificate of Designation.
If we are unable to effect the reverse stock split or otherwise satisfy the applicable Nasdaq initial listing criteria, we may be unable to obtain conditional approval of our initial listing application and, as a result, may be unable to hold the separate Conversion Special Meeting to seek approval of the conversion of the Series A Preferred Stock. Accordingly, we believe that approval of the Reverse Stock Split Proposal is an important step toward satisfying the Nasdaq initial listing criteria and completing the remaining steps contemplated in connection with the Merger and the concurrent financing.
Potential Increased Investor Interest
On October 21, 2026, Processa common stock closed at $1.76 per share. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks.
Criteria to Be Used in Determining the Split Ratio
In determining the final Split Ratio, the Board will consider, among other things:
•	the historical trading prices and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated effect of the reverse stock split on the trading price and trading volume of our common stock;
•	our ability to satisfy the applicable Nasdaq initial listing criteria;
•	the potential impact of the reverse stock split on the value and liquidity of our common stock; and
•	prevailing general market and economic conditions.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of our common stock.
We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•
the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
•	the reverse stock split will result in a per share price that will increase the ability of the Company to attract and retain employees; or
•	the market price per share will achieve and maintain the minimum price per share criterion applicable to our initial listing application for the period required by Nasdaq.
The market price of our common stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
Principal Effects of the Reverse Stock Split
The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all holders of our common stock uniformly, and each stockholder will hold substantially the same percentage of our common stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The reverse stock split will not change the par value of our common stock or preferred stock and will not reduce the number of authorized shares of our common stock or preferred stock. Shares of our common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. In connection with the reverse stock split, proportionate adjustments will be made, in accordance with the terms of the applicable securities and plans, to the number of shares subject to, and, as applicable, the exercise price of, our outstanding stock options and warrants, as well as to the number of shares subject to our outstanding restricted stock units and the number of shares reserved for issuance under our equity incentive plan. The number of shares subject to, and the exercise price of, the options assumed by the Company in connection with the merger with Vidya will also be adjusted in accordance with their terms. In addition, pursuant to the Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock, the Conversion Ratio applicable to the Series A Preferred Stock will be proportionately adjusted to reflect the reverse stock split. The reverse stock split will not affect our obligation to continue to comply with the periodic reporting requirements of the Exchange Act.
Procedure for Effecting Reverse Stock Split
If our stockholders approve the amendment to the Certificate of Incorporation effecting the reverse stock split and the Board determines that a reverse stock split is necessary or advisable and in the best interests of the Company and its stockholders, we will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board determines to be appropriate. Upon the effectiveness of the reverse stock split, and without any further action on the part of the Company or our stockholders, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
As soon as practicable after the Reverse Stock Split Effective Time, our stockholders will be notified that the reverse stock split has been effected. Stockholders who hold shares beneficially in “street name” through a bank, broker or other nominee will have their holdings adjusted by their bank, broker or other nominee to give effect to the reverse stock split. Banks, brokers and other nominees may have procedures for processing the reverse stock split that differ from the procedures for registered stockholders.
Registered holders of our common stock who hold some or all of their shares electronically in book-entry form with our transfer agent will not need to take any action to receive post-reverse stock split shares.

No Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Split Ratio will instead be entitled to receive the number of shares rounded up to the nearest whole share. Accordingly, no cash will be paid in lieu of a fractional share.
Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Processa with another company, the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, other than in connection with the completed Merger and the contemplated conversion of the Series A Preferred Stock, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the transactions and stockholder matters contemplated by the Merger Agreement and the Purchase Agreement, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.
Material U.S. Federal Income Tax Considerations of the Reverse Stock Split to U.S. Holders
The following discussion is a summary of U.S. federal income tax considerations to U.S. Holders (as defined below) of the reverse stock split with respect to our common stock. The discussion does not purport to be a complete analysis of all potential tax considerations. The considerations of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the Code, Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the reverse stock split.
This discussion is limited to a U.S. Holder that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to a U.S. Holder’s particular circumstances, including without limitation the effect of the Medicare contribution tax on net investment income, the alternative minimum tax provisions of the Code, or the special tax accounting rules under Section 451(b) of the Code. In addition, it does not address considerations relevant to U.S. Holders subject to special rules, such as:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	persons holding our common stock as part of a hedge, straddle or other risk-reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities or other persons that elect to use a mark-to-market method of accounting for their holdings in our common stock;
•
partnerships or other entities or arrangements classified as partnerships, passthroughs, or disregarded entities for U.S. federal income tax purposes (and investors therein), S corporations or other passthrough entities (including hybrid entities);

•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock in connection with the performance of services, including pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;
•	persons who hold our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244” stock for purposes of Section 1244 of the Code; and
•	persons that own, or have owned, actually or constructively, more than 5% of our common stock.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, a partnership holding our common stock and each partner in such partnership is urged to consult its tax advisor regarding the U.S. federal income tax considerations to it of the reverse stock split.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that: (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code); or (ii) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is for informational purposes only and is not tax advice. Each prospective investor is urged to consult its tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation as well as any tax considerations of the reverse stock split arising under U.S. federal estate or gift tax laws, the laws of any state, local or non-U.S. taxing jurisdiction or any applicable income tax treaty.
Tax Consequences of the Reverse Stock Split
The proposed reverse stock split is intended to qualify as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon completion of the proposed reverse stock split, except for adjustments that may result from the treatment of fractional shares of common stock as described below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed reverse stock split generally should equal the aggregate adjusted tax basis of the shares of our common stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received generally should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received in a recapitalization pursuant to the proposed reverse stock split. Each U.S. Holder of shares of our common stock acquired on different dates and at different prices is urged to consult its tax advisor regarding the allocation of the tax basis and holding period of such shares.
The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain, and a U.S. Holder that receives a whole share of common stock in lieu of a fractional share of common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. Holder was otherwise entitled. The holding period for the portion of a share of common stock treated as a distribution or as to which a U.S. Holder recognizes gain might not include the holding period of pre-reverse stock split shares of common stock surrendered. We are not making any representations as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any shareholder, and each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded up to the next whole share.
Tax Reporting Regarding the Reverse Stock Split
Assuming the reverse stock split qualifies as a recapitalization within the meaning of Section 368(a) of the Code, each U.S. Holder who receives shares of our common stock in the reverse stock split is required to retain permanent records pertaining to the reverse stock split and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of all transferred property and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. Each U.S. Holder who owned at least five percent (by vote or value) of the total outstanding stock of the Company or who owned our securities with a basis of $1,000,000 or more, in each case, immediately before the reverse stock split, is required to attach a statement to its tax return for the year in which the reverse stock split is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the U.S. Holder’s tax basis in our common stock and the fair market value of such stock. Each U.S. Holder is urged to consult with its tax advisor to comply with these rules. This discussion of U.S. federal income tax considerations of the reverse stock split is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Determining the actual tax consequences of the reverse stock split to you may be complex and will depend on your specific situation and on factors that are not within our knowledge or control. Each U.S. Holder is urged to consult its tax advisor with respect to the application of U.S. federal income tax laws to its specific situation as well as any tax considerations arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or non-U.S. taxing jurisdiction.
Required Vote
The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting will be required to approve the Reverse Stock Split Proposal. Abstentions will have no effect on the proposal. Because the Reverse Stock Split Proposal is considered a “routine” matter, brokers may exercise discretionary authority to vote uninstructed shares on the proposal and, accordingly, we do not expect any broker non-votes. Any broker non-votes, if applicable, will have no effect on the outcome of the vote.
The Reverse Stock Split Proposal is being submitted to our stockholders at this Special Meeting in advance of a separate future stockholder meeting at which we intend to seek approval of the conversion of the Series A Preferred Stock among other matters. If the Reverse Stock Split Proposal is approved and the Board determines that the reverse stock split is necessary or advisable, we expect to effect the reverse stock split following this Special Meeting in order to facilitate satisfaction of the applicable Nasdaq initial listing criteria. We expect to hold the separate future Conversion Special Meeting to consider the conversion of the Series A Preferred Stock and other matters only after satisfying the applicable Nasdaq initial listing criteria required to be satisfied before such meeting and obtaining conditional approval of its initial listing application.
Approval of the Reverse Stock Split Proposal does not itself constitute approval of the conversion of the Series A Preferred Stock. The Series A Preferred Stock will not convert into our common stock unless and until our stockholders separately approve the conversion of the Series A Preferred Stock at the future stockholder meeting described above. Following such stockholder approval, the Series A Preferred Stock will automatically convert in accordance with the Certificate of Designation, subject to applicable beneficial ownership limitations.
In connection with the execution of the Merger Agreement, the Company and Vidya entered into stockholder Support Agreements with certain of the Company’s officers and directors (solely in their capacity as stockholders), representing approximately 3.6% of shares of common stock outstanding on the record date. The Support Agreements provided that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock owned by such stockholder in favor of the Parent Stockholder Matters (as defined in the Merger Agreement), including this Reverse Stock Split Proposal.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the Reverse Stock Split Proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
REVERSE STOCK SPLIT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of September 30, 2026 for:
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Under these rules, beneficial ownership includes any shares of common stock over which the person has sole or shared voting power or investment power as well as any shares that the person has the right to acquire within 60 days after September 30, 2026 through the exercise of any stock option, warrant or other rights.
The percentage of shares beneficially owned is based on 2,798,241 shares of our common stock outstanding as of September 30, 2026. Shares of our common stock that a person has the right to acquire within 60 days of September 30, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Due to the conversion limitations on the Series A Preferred Stock and the exercise limitations of the Vidya Options, shares of common stock issuable upon the conversion of Series A Preferred Stock and exercise of the Vidya Options, if approved by our stockholders, have been excluded from beneficial ownership set forth below. Except as otherwise noted below, the address for each beneficial owner listed is c/o Processa Pharmaceuticals, Inc., 601 21st Street, Suite 300, Vero Beach, FL 32960.

Name of Beneficial Owner	Number of Shares	Percentage of Total (%)
Greater than 5% Stockholders
The Chiliz Group(1)	305,644	10.9%
Entities affiliated with CVI Investments, Inc.(2)	200,000	6.7%
Entities affiliated with Soleus Capital(3)	160,943	5.8%
Named Executive Officers and Directors
George Ng(4)	49,650	1.8%
Russell Skibsted(5)	35,172	1.2%
Sian Bigora(6)	15,860	*
Dr. David Young(7)	38,394	1.4%
Justin Yorke(8)	42,926	1.5%
Khoso Baluch(9)	42,611	1.5%
James Neal(10)	69,825	2.4%
Geraldine Pannu(11)	42,474	1.5%
Sheila Gujrathi	—	*
All current executive officers and directors as a group (10 persons)(12)	377,539	12.3%

*	Less than one percent.
(1)
Based on Schedule 13D/A, filed on February 23, 2026, consists of 305,644 shares of common stock held by entities subject to voting control and investment discretion by Alexandre Dreyfus (the Chief Executive Officer of Chiliz Group, formally, HX Entertainment). The principal business address of The Chiliz Group is 179 Wembley Business Centre, Level 6, Triq D’Argens, Msida MSD 1360 Malta.

(2)
Based on Schedule 13G/A, filed on May 15, 2026, consists of 200,000 shares of common stock issuable upon exercise of a warrant held by CVI Investments, Inc. (“CVI”). Heights Capital Management, Inc. (“Heights Capital”) is the investment manager to CVI and as such may exercise voting and dispositive power over the shares beneficially owned by CVI. The principal business office of CVI is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The principal business office of Heights Capital is 101 California Street, Suite 3250 San Francisco, California 94111.

(3)
Based on Schedule 13G, filed on August 18, 2026, consists of 160,943 shares of common stock held by Soleus Capital Master Fund, L.P. (“Master Fund”). Soleus Capital, LLC (“Soleus Capital”) is the sole general partner of Master Fund, Soleus Capital Group, LLC (“SCG”) is the sole managing member of Soleus Capital, Soleus Capital Management, L.P. (“SCM”) is the investment manager for Master Fund, and

Soleus GP, LLC is the sole general partner of SCM. Guy Levy is the sole managing member of each of SCG and of Soleus GP, LLC. Each of SCG, Soleus Capital, SCM, Soleus GP, LLC and Mr. Levy disclaims beneficial ownership of the shares held by Master Fund other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The principal business address of each of the foregoing entities and person is 100 Field Point Road, Suite 200, Greenwich, CT 06830.
(4)
Consists of (i) 17,092 shares of common stock held directly by Mr. Ng; (ii) 800 shares of common stock held by Ng Cha Family Trust, of which Mr. Ng is a trustee and has investment and disposition power over the shares of common stock; (iii) 3,488 shares of common stock and warrants to purchase 5,232 shares of common stock held by George Ng IRRA FOB George Ng, of which Mr. Ng is a beneficiary and has investment and disposition power over the shares and warrants; (iv) stock options for the purchase of 10,240 shares of common stock issuable pursuant to options held by Mr. Ng exercisable within 60 days of September 30, 2026; and (v) restricted stock units representing 12,798 shares of common stock issuable within 60 days of September 30, 2026.

(5)
Consists of (i) 16,689 shares of common stock held directly by Mr. Skibsted; (ii) stock options for the purchase of 4,320 shares of common stock issuable pursuant to options held by Mr. Skibsted exercisable within 60 days of September 30, 2026; and (iii) restricted stock units representing 14,163 shares of common stock issuable within 60 days of September 30, 2026.

(6)
Consists of (i) 10,736 shares of common stock held directly by Dr. Bigora; (ii) stock options for the purchase of 3,840 shares of common stock issuable pursuant to options held by Dr. Bigora exercisable within 60 days of September 30, 2026; and (iii) restricted stock units representing 1,284 shares of common stock issuable within 60 days of September 30, 2026.

(7)
Consists of (i) 21,729 shares of common stock held directly by Dr. Young; (ii) warrants to purchase 7,470 shares of common stock; (iii) 757 shares held by family entities; (iv) 2,259 shares held by CorLyst, LLC (“CorLyst”) (917 shares held on behalf of entities controlled by Dr. Young and 1,342 shares held on behalf of other stockholders); (v) stock options for the purchase of 4,440 shares of common stock issuable pursuant to options held by Dr. Young exercisable within 60 days of September 30, 2026; and (vi) restricted stock units for 1,739 shares of our common stock issuable within 60 days of September 30, 2026. Dr. Young is the Chief Executive Officer and Managing Member of CorLyst and shares voting and dispositive power over the shares held by CorLyst with Karen Plaisance. Dr. Young disclaims beneficial ownership of a portion of CorLyst shares.

(8)
Justin Yorke is a manager of the Richland Fund, LLC. The shares of common stock reported for Mr. Yorke include (i) 353 shares of common stock held directly by Mr. Yorke; (ii) 496 shares and warrants to purchase 744 shares of common stock held by Directed Trust Company FBO Justin Yorke IRA, of which Mr. Yorke is a beneficiary and has investment and disposition power over the shares and warrants; (iii) stock options for the purchase of 4,000 shares of common stock issuable pursuant to options held by Mr. Yorke exercisable within 60 days of September 30, 2026; (iv) restricted stock units representing 36,083 shares of common stock issuable within 60 days of September 30, 2026; and (iv) the shares held by the Richland Fund, LLC which total 1,250 shares.

(9)
Consists of (i) 2,528 shares of common stock held directly by Mr. Baluch; (ii) stock options for the purchase of 4,000 shares of common stock issuable pursuant to options held by Mr. Baluch exercisable within 60 days of September 30, 2026; and (iii) restricted stock units representing 36,083 shares of common stock issuable within 60 days of September 30, 2026.

(10)
Consists of (i) 1,021 shares of common stock held directly by Mr. Neal, (ii) stock options for the purchase of 4,000 shares of common stock issuable pursuant to options held by Mr. Neal exercisable within 60 days of September 30, 2026; and (iii) restricted stock units representing 64,804 shares of common stock issuable within 60 days of September 30, 2026.

(11)
Consists of (i) 2,391 shares of common stock held directly by Ms. Pannu, (ii) stock options for the purchase of 4,000 shares of common stock issuable pursuant to options held by Ms. Pannu exercisable within 60 days of September 30, 2026; and (iii) restricted stock units representing 36,083 shares of common stock issuable within 60 days of September 30, 2026.

(12)
Consists of (i) the shares listed in notes (4)-(5) and (7)-(11) above and (ii) (a) 29,247 shares of common stock, (b) stock options for the purchase of 4,720 shares of common stock exercisable within 60 days of September 30, 2026, (c) restricted stock units representing 19,910 shares of common stock issuable within 60 days of September 30, 2026 and (d) warrants to purchase 2,610 shares of common stock, in the aggregate beneficially owned by our other current executive officers.

EXECUTIVE COMPENSATION
All of the information contained in the sections below generally relates to our named executive officer compensation for fiscal years ended December 31, 2025 and 2024 and was included in our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders filed with the SEC on June 18, 2026 (the “Annual Proxy Statement”). Since the date of the Annual Proxy Statement, Ms. Sian Bigora transitioned from a full-time executive officer role to a part-time employee position.
Our named executive officers (“NEOs”) for fiscal 2025 consisted of the following individuals:
•	George Ng, our Chief Executive Officer;
•	Russell Skibsted, our Chief Financial Officer; and
•	Sian Bigora, our former Chief Development and Regulatory Officer;
SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to each of the NEOs for their services rendered for the years ended December 31, 2025 and 2024.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
George Ng Chief Executive Officer	2025	400,000	50,000	50,688	148,685	23,930	673,303
	2024	400,000	100,000	—	—	21,033	521,033
Russell Skibsted(3) Chief Financial Officer	2025	400,000	55,000	21,384	62,726	27,650	566,760
	2024	183,333	—	49,000	—	11,892	244,226
Sian Bigora(4) Former Chief Development and Regulatory Officer	2025	367,757	40,000	19,008	55,757	12,575	495,097
	2024	290,940	—	14,484	—	22,827	328,251

(1)
Reflects the aggregate grant date fair value of RSUs and stock option awards granted calculated in accordance with FASB ASC Topic 718. Assumptions applicable to these valuations and other information can be found in Note 3 of the Notes to Consolidated Financial Statements - Stock-Based Compensation contained in the Processa Pharmaceuticals, Inc. Quarterly Report on Annual Report on Form 10-K for the year ended December 31, 2025.

(2)	Amounts reflect the dollar value of group health insurance premiums for the named executive officer.
(3)	Mr. Skibsted joined the Company on July 16, 2024.
(4)	Dr. Bigora retired from her executive officer role on April 30, 2026.
NARRATIVE TO SUMMARY COMPENSATION TABLE AND OUTSTANDING EQUITY AWARDS TABLE
Overview of Our Executive Compensation Philosophy and Design
We believe that a skilled, experienced and dedicated executive and senior management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:
•	to motivate our executive officers to achieve strong financial performance;
•	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and
•	to align the economic interests of our executive officers with the interests of our stockholders.
Setting Executive Compensation
Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our named executive officers, setting the compensation and other benefits of our named executive officers and administering our equity compensation plan.

It is our Chief Executive Officer’s responsibility to provide recommendations to the compensation committee for most compensation matters related to executive compensation. The recommendations are based on a general analysis of market standards and trends and an evaluation of the contribution of each executive officer to our performance. Our compensation committee considers, but retains the right to accept, reject or modify such recommendations and has the right to obtain independent compensation advice. Neither the Chief Executive Officer nor any other members of management is present during executive sessions of the compensation committee. The Chief Executive Officer is not present when decisions with respect to his compensation are made. Our Board of Directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program.
In 2025, we hired a compensation consultant to review the compensation of our named executive officers and provide recommendations.
Elements of Executive Compensation
We believe the most effective compensation package for our named executive officers is one designed to reward achievement of individual and corporate objectives; provide for short-, medium- and long-term financial and strategic goals; and align the interest of management with those of the stockholders by providing incentives for improving stockholder value. To accomplish that objective, our named executive officers have, and it is anticipated will continue, to receive a portion of their annual compensation in equity, such as stock options and RSUs.
Base Cash Compensation - We pay our named executive officers base cash compensation to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. In 2025, our named executive officers received base salaries ranging between $308,000 and $400,000, depending on their position and responsibilities.
Adjustments to base salaries are expected to be determined annually and may be increased based on the executive officer’s success in meeting or exceeding individual objectives, as well as to maintain market competitiveness. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities.
Bonuses - During 2025, Mr. Ng received $50,000 and Mr. Skibsted received $55,000 in bonus compensation for their efforts related to business development and financing deals. Dr. Bigora received $40,000 in bonus compensation for her past service and ongoing commitment to the Company.
Equity Awards - We have used equity awards to align the interest of our named executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our common stock, which, in turn, is indirectly attributable to the performance of our executive officers.
In 2025, we granted stock options for the purchase of 55,200 shares of our common stock to our named executive officers totaling a grant date fair value of approximately $267,000, which vest one-third on October 1, 2026, and then ratably monthly afterward until they are fully vested on October 1, 2028, subject to continued service. We also granted RSUs for 18,400 shares of our common stock to our NEOs totaling a grant date fair value of approximately $91,000, which vest one-third on October 1, 2026, and then ratably monthly afterward until they are fully vested on October 1, 2028, subject to continued service.
In 2024, we granted RSUs for 131 shares of our common stock to Dr. Bigora totaling a grant date fair value of approximately $7,000, which vest accordingly: RSUs for 97 shares of our common stock vest over a three-year period upon meeting service requirements; RSUs for 17 shares of our common stock vested upon grant for regaining Nasdaq compliance; and RSUs for 17 shares of common stock vested upon dosing the first patient in our Phase 2 study in NGC-Cap, in each instance subject to continued service. Upon joining the Company in 2024, we granted Mr. Skibsted RSUs for 1,120 shares of our common stock with a grant date fair value of $49,000, which vest accordingly: 560 vested on July 16, 2026; 280 vest upon reaching a market capitalization (i.e. total value of Processa’s outstanding shares of stock at the then current market place) of at least $30 million; and 280 vested on August 4, 2025 upon receipt of cumulative financings of at least $15 million, subject to continued service.
We measure compensation expense for RSUs in accordance with ASC 718, Compensation-Stock Compensation. Stock-based compensation is measured at fair value on grant date and recognized as compensation expense over the requisite service period. For awards with only service-based vesting conditions, we record their fair value as compensation cost using the straight-line method over the service period. For awards that contain performance vesting conditions, we do not recognize the fair value of the awards as compensation expense until achieving the performance condition is considered probable.
Retirement and Other Benefits - We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions. We currently do not match employee contributions.
Employment Agreements
George Ng Employment Agreement. On March 19, 2025, we entered into an amended employment agreement with Mr. Ng that continues until terminated or modified pursuant to the terms of the employment agreement.
Mr. Ng’s employment agreement entitled him to, among other benefits, the following compensation: (i) an annual base salary of at least $400,000, reviewed annually after December 31, 2024; (ii) RSUs previously granted under our 2019 Omnibus Incentive Plan along with additional grants made at the discretion of the Compensation Committee of the Board; and (iii) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other executive officers of the Company. He is also eligible to participate in an executive bonus pool with a target bonus of 50% of his base compensation.
Russell Skibsted Employment Agreement. On March 19, 2025, we entered into an amended employment agreement with Mr. Skibsted that continues until terminated or modified pursuant to the terms of the employment agreement.
Mr. Skibsted’s employment agreement entitled him to, among other benefits, the following compensation: (i) an annual base salary of $400,000; (ii) a $50,000 base salary increase upon a cumulative (one or multiple) financing of at least $15 million that he leads and substantially participates in; (iii) RSUs previously granted under our 2019 Omnibus Incentive Plan along with additional grants made at the discretion of the Compensation Committee of the Board; and (iv) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other executive officers of the Company. He is also eligible to participate in an executive bonus pool with a target bonus of 40% of his base compensation.
Wendy Guy Employment Agreement. On March 19, 2025, we entered into an employment agreement with Ms. Guy that continues until terminated or modified pursuant to the terms of the employment agreement.
Ms. Guy’s employment agreement entitled her to, among other benefits, the following compensation: (i) an annual base salary of $325,520; (ii) RSUs previously granted under our 2019 Omnibus Incentive Plan along with additional grants made at the discretion of the Compensation Committee of the Board; and (iii) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other executive officers of the Company. She is also eligible to participate in an executive bonus pool with a target bonus of 30% of her base compensation.
Patrick Lin Employment Agreement. On March 19, 2025, we entered into an employment agreement with Mr. Lin that continues until terminated or modified pursuant to the terms of the employment agreement.
Mr. Lin’s employment agreement entitled him to, among other benefits, the following compensation: (i) an annual base salary of $325,520; (ii) RSUs previously granted under our 2019 Omnibus Incentive Plan along with additional grants made at the discretion of the Compensation Committee of the Board; and (iii) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other executive officers of the Company. He is also eligible to participate in an executive bonus pool with a target bonus of 30% of his base compensation.

David Young Employment Agreement. On March 19, 2025, we entered into an employment agreement with Dr. Young that continues until terminated or modified pursuant to the terms of the employment agreement.
Dr. Young’s employment agreement entitled him to, among other benefits, the following compensation: (i) an annual base salary of $387,920; (ii) RSUs previously granted under our 2019 Omnibus Incentive Plan along with additional grants made at the discretion of the Compensation Committee of the Board; and (iii) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other executive officers of the Company. He is also eligible to participate in an executive bonus pool with a target bonus of 40% of his base compensation.
Potential Payments Upon Termination or Change in Control
All executive employment agreements provide that either party may terminate the agreement at-will, and regardless of the manner in which such executive’s service terminates, the executive is entitled to receive amounts earned during his or her term of service, including salary and other benefits. In addition, the agreement provides that in the event of the executive’s termination for good reason or if Processa exercises its right to terminate the executive, the executive will be eligible to receive the following severance benefits: (i) an amount equal to one-year’s annual base salary; (ii) 12 months of continued health coverage; and (iii) the vesting in full of all RSUs or other equity awards then outstanding and subject to time-based vesting.
The following definition is contained in the employment agreements:
•
“termination for cause” means a termination of the executive’s employment by Processa due to (i) refusal or inability of executive to perform or observe any of the material duties, responsibilities or obligations set forth in the employment agreement following the Company giving written notice that the specified conduct has occurred and the executive fails to cure the conduct within thirty (30) days after receipt of such notice; (ii) any act of the executive involving fraud, theft, misappropriation of funds, or embezzlement; (iii) the executive’s commission of, or being charged with, a felony and/or convicted of any felony or misdemeanor involving dishonesty, violence or moral turpitude, or which in the reasonable judgment of the Company, reflects materially and adversely on the reputation of the Company; (iv) failure to comply with any of the Company’s policies, including but not limited to by engaging in the illegal use of controlled substances, the knowing abuse of prescribed medications, or the misuse of alcohol; or (v) breach of fiduciary duty.

All severance benefits payable to the executive under the employment agreement are subject to the executive signing, not revoking and complying with a release of claims in favor of Processa.
Employee Non-Competition, Non-Solicitation, Invention and Non-Disclosure Agreements
Each of our named executive officers has entered into standard form agreements with respect to non-competition, non-solicitation, invention and non-disclosure. Under these agreements, each of our named executive officers has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, not to solicit our employees, consultants, customers, business or prospective customers during his or her employment and for a period of one year after the termination of his or her employment, and to protect our confidential and proprietary information indefinitely. In addition, under these agreements, each named executive officer has agreed that we own all inventions that are developed by such named executive officer during his or her employment with us that (i) are related to our business or our customers or suppliers or any of our products or services being researched, developed, manufactured or sold by us or which may be used with such products or services; (ii) result from tasks assigned to the executive officer by us; or (iii) result from the use of our premises or personal property (whether tangible or intangible) owned, leased or contracted for by us.
Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan
We maintain an Omnibus Plan that currently provides us with the authority to issue up to 432,000 shares of our common stock to eligible participants. The two complementary goals of the Omnibus Plan are to attract and retain outstanding individuals to serve as our officers, directors, employees and consultants, and to increase stockholder value by providing participants incentives to increase stockholder value by offering the opportunity to acquire shares of our common stock, receive monetary payments based on the value of our common stock and receive other incentive compensation on the potentially favorable terms that the Plan provides.

Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding equity awards held by each of our named executive officers as of December 31, 2025:

	Option Awards				Restricted Stock Units
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Number of Shares of Stock (#) Not Vested(1)	Market Value of Shares Not Vested ($)(2)
George Ng	10/1/2025(3)	—	30,720	4.96	10,240	29,491
	08/08/2023(4)	—	—	—	175	504
Russell Skibsted	10/01/2025(3)	—	12,960	4.96	4,320	12,442
	07/16/2024(5)	—	—	—	280	806
Sian Bigora	10/01/2025(3)	—	11,520	4.96	3,840	11,059
	06/28/2024(6)	—	—	—	31	89
	01/01/2023(7)	—	—	—	31	89

(1)	Not included in the above table are RSUs representing 2,713 shares of our common stock that have vested but have not met the distribution requirements as of December 31, 2025.
(2)	Market value is based on $2.88 per share, which was the closing market price of our common stock on December 31, 2025, the last trading day of the year.
(3)	Stock options and RSUs granted to Mr. Ng and each of our NEOs vest one-third on October 1, 2026, and the remaining vest monthly afterward until they are fully vested on October 1, 2028.
(4)	RSUs granted to Mr. Ng vested one-third on August 8, 2024, and the remaining vest monthly afterward until they are fully vested on August 8, 2026.
(5)	RSUs granted to Mr. Skibsted for the future issuance of 280 shares of common stock vest when the Company’s market capitalization is at least $30 million.
(6)	RSUs granted to Dr. Bigora representing 97 shares of our common stock vest one-third on January 1, 2025, and the remaining vest monthly afterward.
(7)	On January 1, 2023, stock awards in the form of RSUs were granted which vested one-third on both January 1, 2024 and 2025, with the remainder vesting on January 1, 2026.

Pay Versus Performance Table
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are providing the following disclosure regarding executive “compensation actually paid,” presented in a manner consistent with the rules applicable to smaller reporting companies. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers (“NEOs”).

Year	Summary Compensation Table Total for PEO (George Ng) ($)	Compensation Actually Paid to PEO (George Ng) ($)(a)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)(c)	Value of Initial Fixed $100 Investment Based on the Total Shareholder Return of the Company ($)(d)	Net Income (Loss) ($ in thousands)(e)
2025	673,303	565,067	530,986	483,683	2	(13,564)
2024	521,033	288,393	286,239	268,038	13	(11,850)
2023	472,849	428,849	321,702	225,343	100	(11,122)

(a)	Compensation actually paid (“CAP”) reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our PEO.
George Ng:

Year	2023	2024	2025
SCT Total Compensation ($)	472,849	521,033	673,303
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(312,000)	—	(199,373)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that are Outstanding and Unvested at End of Year ($)	268,000	—	115,047
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	—	(180,930)	(3,364)
Fair Value as of Vesting Date for Awards Granted that Vested in Same Year ($)	—	—	—
Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	—	(51,710)	(20,546)
Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—
Compensation Actually Paid ($)	428,849	288,393	565,067

(b)	The average figures shown include Russell Skibsted and Sian Bigora.
(c)
Compensation actually paid (CAP) to our non-PEO NEOs reflects the respective amounts set forth in column (c) of the table above, adjusted as set forth in the table below. The assumptions used to calculate the fair values did not differ materially from the assumptions used to calculate the fair values as of the grant dates.

Year	2023	2024	2025
Non-PEO NEOs	See note (b) above	See note (b) above	See note (b) above
SCT Total Compensation ($)	321,702	286,239	530,986
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(136,837)	(31,742)	(79,495)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	41,708	15,261	45,839
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(596)	(298)	(3,287)
Fair Value as of Vesting Date for Awards Granted that Vested in Same Year ($)	—	759	—
Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(634)	(2,181)	(10,360)
Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—
Compensation Actually Paid ($)	225,343	268,038	483,683

(d)	Total shareholder return is determined on the value of an initial fixed investment of $100 in our common stock as of January 1, 2023.
(e)	Reflects “Net Income” in the company’s audited financial statement included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2024 and 2025.

Pay Versus Performance Descriptive Disclosure
Below are graphs showing the relationship of “compensation actually paid” to our PEOs and non-PEO NEOs in 2023, 2024, and 2025 to (1) our TSR and (2) our net income.

CAP & GAAP Net Income Loss
PEO CAP
Avg Non-PEO NEO CAP
GAAP Net Loss
GAAP Net Income Loss ($ Millions)
Thousands
$0
-$2
-$4
-$6
-$8
-$10
-$12
-$14
-$16
CAP ($ Thousands)
$600
$500
$400
$300
$200
$100
$0
$429
$225
$288
$268
$565
$484
($11)
2024, ($12)
2025, ($14)
2023
2024
2025
Axis Title

Director Compensation
On September 23, 2025, our compensation committee recommended, and our Board of Directors approved, an amendment to our compensation plan for non-employee directors. Each non-employee director receives annual cash compensation for serving as a director ranging between $72,500 and $86,500 after the Company has completed one or more financings of a cumulative $60 million and the Company has at least $20 million in cash or cash equivalents. Until those milestones have been reached, they are each receiving a quarterly cash retainer of $14,000. They each also received stock options for the purchase of 12,000 shares of common stock, which had a grant date fair value of $58,075; as well as RSUs for the future issuance of 4,000 shares of common stock, which had a grant date fair value of $19,800. The stock options and RSUs all vest one-third on October 1, 2026, and the remaining vest monthly afterward until they are fully vested on October 1, 2028, subject to continued service with us.
Our directors are also reimbursed for any reasonable out-of-pocket expenses incurred in connection with service as a director.
The table below shows all compensation paid or earned to our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Khoso Baluch	56,000	44,000	100,000
James Neal	56,000	44,000	100,000
Geraldine Pannu	56,000	44,000	100,000
Justin Yorke	56,000	44,000	100,000

(1)	Reflects the aggregate grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718.
Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding equity awards held by each of our non-employee directors as of December 31, 2025:

		Stock Option Awards			Restricted Stock Units
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Number of Shares of Stock (#) Not Vested(1)	Market Value of Shares Not Vested ($)(2)
Khoso Baluch	10/1/2025(3)	—	12,000	4.96	4,000	11,520
James Neal	10/1/2025(3)	—	12,000	4.96	4,000	11,520
Geraldine Pannu	10/1/2025(3)	—	12,000	4.96	4,000	11,520
Justin Yorke	10/1/2025(3)	—	12,000	4.96	4,000	11,520

(1)
Not included in the above table for each of our non-employee directors are RSUs representing 1,452 shares of our common stock that have vested but have not met the distribution requirements as of December 31, 2025.

(2)	Market value is based on $2.88 per share, which was the closing market price of our common stock on December 31, 2025, the last trading day of the year.
(3)
On October 1, 2025, stock options and RSU awards were granted to each director. These awards vest one-third on October 1, 2026, and the remaining vest monthly afterward until they are fully vested on October 1, 2028, subject to continued service with us. The RSUs also have distribution requirements, such that they will be distributed on the earlier of: the end of their appointment or reappointment as a director; the third anniversary of the grant date; a change of control; or their death.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants equity-based compensation to its employees, including the named executive officers. Historically, the Company has granted new-hire awards on or soon after a new hire’s employment start date and annual employee grants in the first quarter of each fiscal year, which annual grants are typically approved by the Compensation Committee or pursuant to the Chief Executive Officer’s delegation of authority. Also, non-employee directors receive automatic grants of initial and annual awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders or subsequent to that annual meeting, respectively. The Company does not otherwise maintain any written policies on the timing of awards of equity compensation. The Chief Executive Officer and Compensation Committee consider whether there is any material nonpublic information (MNPI) about the Company when determining the timing of equity grants and does not seek to time the award of equity grants in relation to the Company’s public disclosure of MNPI. Because the Company has a practice of generally granting equity awards in early January, it generally does not take MNPI into account when determining the timing of awards and it does not seek to time the award in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

DESCRIPTION OF CAPITAL STOCK
General
Under our certificate of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock. Our Board may establish the rights and preferences of the undesignated preferred stock from time to time.
Common Stock
Voting
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders generally. In the event we issue one or more series of preferred or other securities in the future such preferred stock or other securities may be given rights to vote, either together with the common stock or as a separate class on one or more types of matters. The holders of our common stock do not have cumulative voting rights.
Dividends
Subject to the rights of holders of preferred stock of any series that may be issued and outstanding from time to time, holders of our common stock are entitled to receive such dividends and other distributions as may be declared by our Board of Directors from time to time.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled, subject to any preferential or other rights of any then outstanding preferred stock, to receive all assets of the Company available for distribution to stockholders.
Rights and Preferences
As of the record date, the holders of our common stock have no preemptive rights in their capacities as such holders.
Board of Directors
Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of one-third of the voting power of shares of our capital stock then outstanding will constitute a quorum for such election. Directors may be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of any then outstanding preferred stock have the right to elect, if any.
Preferred Stock
Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series. The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.
Series A Non-Voting Convertible Preferred Stock
On July 28, 2026, our Board designated 307,063.330 shares of preferred stock as Series A Non-Voting Convertible Preferred Stock. As of October 21, 2026, we had 306,574.202 shares of preferred stock outstanding, all of which are Series A Non-Voting Convertible Preferred Stock. Each share of Series A Non-Voting Convertible Preferred Stock is convertible into 1,000 shares of common stock, subject to certain limitations, as described above. The rights of the

Series A Non-Voting Convertible Preferred Stock are set forth in the Certificate of Designation, attached as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on July 29, 2026. Please see “Description of Series A Preferred Stock” under Proposal No. 1 for a complete description of the Certificate of Designation and the rights of the Series A Non-Voting Convertible Preferred Stock.
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporate Law (“DGCL”) as it may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL as it now reads, such limitation of liability is not permitted for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service; provided, however, that, with respect to proceedings to enforce rights to indemnification, we are required to indemnify such a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our Board of Directors. The right to indemnification in our amended and restated bylaws includes the right to be paid by the Company the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.
The limitation of liability and indemnification and advancement provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Certain Anti-Takeover Effects
Provisions of Delaware Law. We are a Delaware corporation and Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our Board of Directors for the fair and equitable treatment of all stockholders.
Under Section 203 of the DGCL, a Delaware corporation is not permitted to engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. As defined for this purpose, the term “business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined to mean a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:
•
prior to the time that the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction resulting in the stockholder becoming an interested stockholder;

•
upon completion of the transaction resulting in the stockholder becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

•
at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.
Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to our Board of Directors and for any proposals to be presented by stockholders at an annual meeting. Stockholders at an annual meeting will only be able to consider nominations and other proposals specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to nominate a person for election as a director or to bring a proposal for action at the meeting.
Potential Effects of Authorized but Unissued Stock
Pursuant to our amended and restated certificate of incorporation, we have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.
The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.
Choice of Forum
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware, unless said court lacks subject matter jurisdiction, in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines there is an indispensable party not subject to its jurisdiction (and such party does not consent to the Court of Chancery’s personal jurisdiction within ten days of such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. This provision will not apply to claims arising under the Exchange Act, or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. If any action within the scope of the preceding sentences is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action to enforce the foregoing, and to service of process upon such stockholder’s counsel in such other action as agent for such stockholder.
We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004.
Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “PCSA.”

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2025 with respect to all of the Company’s equity compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	193,013(1)	6.36	232,521
Equity compensation plans not approved by security holders	97	9,940	—
Total	193,110		232,521(2)

(1)	Includes stock options to purchase 15 shares of our common stock issued under the prior equity compensation plan.
(2)	Consists of shares available for issuance under the 2019 Omnibus Incentive Plan.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this year’s Special Meeting, a number of brokers with account holders who are our stockholders will be “householding” the Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or us. Direct your written request to Processa Pharmaceuticals, Inc., Attn: Secretary, 601 21st Street, Suite 300, Vero Beach, FL 32960. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ George Ng
George Ng
Chief Executive Officer
Dated: October 22, 2026

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROCESSA PHARMACEUTICALS, INC.
Processa Pharmaceuticals, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
First: That the name of this corporation is Processa Pharmaceuticals, Inc., and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on March 29, 2011, under the name “Heatwurx, Inc.” The Certificate of Incorporation was restated on April 15, 2011, October 25, 2011, and July 24, 2012, was amended on June 28, 2011, and June 21, 2013, was amended and restated on September 26, 2017, and was amended on June 25, 2020, January 1, 2022, June 27, 2023, January 18, 2024, September 12, 2025, and December 15, 2025 (together, the “Fourth Amended and Restated Certificate of Incorporation”).
Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Fourth Amended and Restated Certificate of Incorporation as follows:
Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***] (the “Effective Time”), each [three (3)/four(4)/five (5)/six(6)/seven (7)/eight(8)/nine (9)] shares of the Company’s Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post- Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
A-1

Fifth: This amendment to the Fourth Amended and Restated Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***].

Dated:	PROCESSA PHARMACEUTICALS, INC.

By:
	Name:	George Ng
	Title:	Chief Executive Officer

A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PCSA2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04610-[TBD]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROCESSA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T04611-[TBD]

PROCESSA PHARMACEUTICALS, INC.
Special Meeting of Stockholders
November 30, 2026 at 10:00 AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) George Ng and Wendy Guy, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Processa Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM ET on November 30, 2026, virtually at www.virtualshareholdermeeting.com/PCSA2026SM, and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such matter as may properly come before such Special Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

Continued, and must be signed and dated on the other side